UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2020

SCHLUMBERGER N.V. (SCHLUMBERGER LIMITED)

(Exact name of registrant as specified in its charter)

Curaçao	1-4601	52-0684746
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

42, rue Saint-Dominique, Paris, France 75007

5599 San Felipe, Houston, Texas U.S.A. 77056 (Address)

62 Buckingham Gate, London, United Kingdom SW1E 6AJ

Parkstraat 83, The Hague, The Netherlands 2514 JG

(Addresses of principal executive offices and zip or postal codes)

Registrant’s telephone number in the United States, including area code: (713) 513-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
common stock, par value $0.01 per share	SLB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On July 22, 2020, the Compensation Committee (the “Committee”) of the Board of Directors of Schlumberger Limited (the “Company”) approved certain modifications to the Company’s 2020 annual cash incentive plan (the “Plan”) for the Company’s executive officers (the “officers”), in response to the effects of the COVID-19 pandemic and other factors negatively impacting the Company’s industry, and in order to motivate the officers to achieve aggressive performance targets in the second half of 2020.

For 2019 compensation, as disclosed in the Company’s proxy statement for its 2020 annual general meeting of stockholders, 40% of the officers’ target annual cash incentive opportunity was based on achievement of cash flow generation targets, 30% was based on achievement of adjusted EPS targets, and 30% was based achievement of pre-established key personal objectives.

For 2020, the Committee determined that it was appropriate to replace the adjusted EPS performance metric that it had approved earlier in the year with a 2020 adjusted EBITDA metric. The Committee considered a number of factors when determining to approve the use of adjusted EBITDA. The Committee believes that given the current operating environment and market conditions, adjusted EBITDA is a better indicator of the quality of the Company’s earnings, and is a better metric to value the Company. The Committee also considered that the use of adjusted EBITDA aligns the officers’ cash incentive opportunity with that established for the rest of the Company’s employees for the second half of 2020.

The Committee also modified the minimum threshold cash flow generation target that it had previously approved as part of the Plan, to align with the Company’s new cash dividend and its revised 2020 outlook, as well as market expectations for cash flow generation. The Committee did not modify the target and maximum performance goals under the cash flow generation metric that it had approved earlier in the year.

As a result of these changes, for 2020 officer compensation, 40% of the officers’ target annual cash incentive opportunity will be based on achievement of cash flow generation targets and 30% will be based on achievement of adjusted EBITDA targets. The 30% target annual cash incentive opportunity based on achievement of pre-established key personal objectives as set earlier in the year remains unchanged.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHLUMBERGER LIMITED

/s/ Saul R. Laureles
Saul R. Laureles
Assistant Secretary

Date: July 24, 2020